Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 17, 2006, with respect to the consolidated financial statements of Amazys Holding AG included in the Registration Statement (Amendment 1 to Form S-4) and related Prospectus of X-Rite, Incorporated for the registration of approximately 7,232,000 shares of its common stock.

Ernst & Young AG

/s/ Eric Ohlund	/s/ Martin Mattes

Zurich, Switzerland

April 28, 2006